                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of report (date of earliest event reported): May 26, 2004


                     AMERICAN ORIENTAL BIOENGINEERING, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                                       84-0605867
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                     0-29015
                               Commission File No.

           No. 308 Xuefu Road, Nangang District, Harbin, China, 150086
                    (Address of principal executive offices)
                                86-451-8666-6601
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION AND DISPOSAL OF ASSET

As used in this report, "we", "us", "our" or AOBO refer to American Oriental Bioengineering, Inc., a Nevada corporation.

On May 26, 2004, we signed a legally binding letter of intent to acquire Heilongjiang Songhuajiang Pharmaceutical Limited, or HSPL, a Chinese state-owned pharmaceutical company. The letter of intent provides that we have the right to acquire all or part of the equity ownership in HSPL for a period of 90 days following the date of the execution of the letter of intent, subject to signing of full length acquisition agreements, provided that the following conditions have been carried out and completed to our satisfaction:

o a comprehensive due diligence on the operations, organization, assets and financials of HSPL by our designated due diligence committee;

o approvals from relevant government regulatory agencies and the complete verifications of land rights documents and patent documents;

o preparation of a completed due diligence report to be submitted to our board of directors for approval; and

o during the period of due diligence, we will prepare full length definitive acquisition agreements, to be negotiated, agreed and signed by both parties.

The above acquisition agreements shall specify the following parameters that have not been stated in the letter of intent:

o        the percentage of equity stake of HSPL to be purchased by us;

o        the amount and type of consideration;

o        the method of payment and payment period; and

o        the formation of a future management team.

The acquisition of HSPL can be completed only when the definitive acquisition agreements are signed by both parties and all the criteria are being met to the satisfaction of our board of directors.

According to information provided by HSPL, which we have not verified, it has over 50 years of operations and is a well-known Chinese state-owned pharmaceutical company located in Heilongjiang province. It has approximately 500 employees and an in-house research and development team. All of HSPL's manufacturing facilities have been certified by the Chinese Government according to the GMP (Good Manufacturing Practices) standards. In addition, HSPL has an extensive line of antiviral products with more than 70 types of medicines, with delivery methods covering intravenous injection, tablet, capsule, powder, granule, and oral liquid. Most notable is the HSPL's flagship product, Shuanghuangliang Lyophilize Powder Injection, which is a product aimed at administering one of the traditional antiviral Chinese herbs to patients through intravenous injection. This product had some effect in fighting the SARS virus during the spring of 2003.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Not applicable.

(b) Not applicable.

(c) Not applicable

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ORIENTAL BIOENGINEERING, INC.

By:    /s/ Shujun Liu
----------------------------
Name:  Shujun Liu
Title: Chairman and Chief Executive Officer
Dated:  June 9, 2004